UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 24, 2014

INOLIFE TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

New York	0-50863	30-0299889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6040-A Six Forks Road, #135 Raleigh, NC	27609
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (919)-727-9186

Not Applicable

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 17, 2014 the Registrant engaged The Hall Group as the Registrant’s new independent registered public accounting firm. The appointment of The Hall Group was approved by the Board of Directors of InoLife Technologies, Inc. Neither the Company, nor any person on behalf of the Company, consulted with The Hall Group as to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304 (a)(2) of Regulation S-K during the two most recent fiscal years and subsequent interim period through the engagement of The Hall Group.

9.01 Exhibits

Exhibit Number	Description

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2014	By:	/s/ Gary Berthold
Gary Berthold Chief Executive Officer